UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC  20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of Earliest Event Reported):  September 24, 2004


                                  UNICORP, INC.
                                  -------------
              (Exact name of registrant as specified in its charter)


                                     NEVADA
                                     ------
                  (State or other jurisdiction of incorporation)


             2-73389                                   75-1764386
             -------                                   ----------
     (Commission File Number)             (I.R.S. Employer Identification No.)


                     3122 White Oak Drive, Houston, TX 77007
                     ---------------------------------------
           (Address of principal executive offices, including zip code)



                                 (713) 547-8900
                                 --------------
              (Registrant's telephone number, including area code)


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ITEM 3.02.  UNREGISTERED SALES OF EQUITY SECURITIES

     On September 1, 2004, Unicorp, Inc. (the "Company") consummated the issuance of an aggregate of 5,900,000 shares of its common stock to five accredited investors disclosed below, pursuant to Section 4(2) of the Securities Act of 1933, as amended. The total consideration was $75,000 in cash. No commissions were paid in connection with these sales.


NAME                           SHARES         CONSIDERATION
----                           ------         -------------

K.M. Casey No. 1 LTD.          3,450,000      $   50,500.00
Tommy Allen                    1,250,000      $   12,500.00
Trevor Ling                      450,000      $    4,500.00
Scott Gann                       500,000      $    5,000.00
Carl A. Chase                    250,000      $    2,500.00


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        Unicorp, Inc.



                                        By:  /s/ Kevan M. Casey
                                        -----------------------
                                        Kevan M. Casey, Chief Executive Officer



DATE:  September 24, 2004


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